Exhibit 23.2

                         Consent of Independent Auditors

     We consent to the incorporation by reference in Post Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 33-93436) pertaining to the Quad Systems Corporation Employee Stock Purchase Plan of our report dated November 1, 1996, with respect to the consolidated financial statements of Quad Systems Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 1996, filed with the Securities and Exchange Commission.




                                      /s/ Ernst & Young LLP

Philadelphia, PA
June 20, 1997